UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2006

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 400 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(a), (b) Throughout 2005, Equity Residential, through its operating partnership, ERP Operating Limited Partnership (collectively with Equity Residential, the “Company”), acquired various real estate properties, including the Company’s previously announced acquisition on November 3, 2005 of three high-rise apartment towers, known as Trump Place, located at 140, 160 and 180 Riverside Boulevard on the Upper West Side of Manhattan.  The Company is hereby filing certain financial information relating to Trump Place (see Item 9.01(d) below) indicated under Rule 3-14 and Article 11 of Regulation S-X.

(d)           Exhibits:

Exhibit
Number		Exhibit
23.1	Consents of Ernst & Young LLP

99.1	(a)	Financial Statements of Real Estate Operations Acquired

Report of Independent Registered Public Accounting Firm
Combined Statements of Revenue and Certain Expenses
Notes to Combined Statements of Revenue and Certain Expenses

	(b)	Pro Forma Financial Information

Equity Residential

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)
Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2005 (unaudited) and for the year ended December 31, 2004 (unaudited)

ERP Operating Limited Partnership

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)
Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2005 (unaudited) and for the year ended December 31, 2004 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: January 5, 2006	By:	/s/ Donna Brandin

	Name:	Donna Brandin

	Its:	Executive Vice President and Chief Financial Officer

Date: January 5, 2006	By:	/s/ Mark L. Wetzel

	Name:	Mark L. Wetzel

	Its:	Senior Vice President and Chief Accounting Officer

ERP OPERATING LIMITED PARTNERSHIP
	BY:	EQUITY RESIDENTIAL,
ITS GENERAL PARTNER

Date: January 5, 2006	By:	/s/ Donna Brandin

	Name:	Donna Brandin

	Its:	Executive Vice President and Chief Financial Officer

Date: January 5, 2006	By:	/s/ Mark L. Wetzel

	Name:	Mark L. Wetzel

	Its:	Senior Vice President and Chief Accounting Officer